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                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the use of our report dated September 1, 1999 included in the Company's Form 8-K dated
December 20, 1999 and to all references to our firm included in this prospectus. Our report dated January 30, 1999 included in the Company's Form 10-K for the year ended December 31, 1998 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling of interests.


                                                  Arthur Andersen LLP


Atlanta, Georgia
December 20, 1999